Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL Thursday, October 28, 2010 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Reports Results for Third Quarter Ended September 30, 2010
Global Extremities Growth Rate Accelerates to 18%
ARLINGTON, TN — October 28, 2010 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its third quarter ended September 30, 2010.
Net sales totaled $121.7 million during the third quarter ended September 30, 2010, representing a 3% increase over net sales of $117.7 million during the third quarter of 2009. Excluding the impact of foreign currency, net sales increased 4% during the third quarter.
Net income for the third quarter of 2010 totaled $4.7 million or $0.12 per diluted share, compared to net income of $4.2 million or $0.11 per diluted share in the third quarter of 2009.
Net income for the third quarter of 2010 included the after-tax effects of approximately $3.1 million of non-cash stock-based compensation expense, $942,000 of expenses related to the U.S. governmental inquiry, and $134,000 of restructuring charges. Net income for the third quarter of 2009 included the after-tax effects of approximately $3.3 million of non-cash stock-based compensation expense, $1.6 million of expenses related to the U.S. governmental inquiries, and $131,000 of restructuring charges.
Third quarter net income, as adjusted, totaled $7.3 million, or $0.19 per diluted share in 2010 compared to net income, as adjusted, of $7.6 million, or $0.19 per diluted share for the third quarter of 2009. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “Global economic factors continued to negatively impact procedural volumes across all areas of our business. Despite these headwinds, the growth rates of our combined biologics and extremities business accelerated for the second straight quarter. Additionally, we are pleased to have resolved our Department of Justice investigation this quarter and look forward to working with our independent monitor over the next twelve months.”

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Outlook
The Company’s earnings target, as communicated in the guidance range stated below, excludes the effect of possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, restructuring charges, and costs associated with the Company’s governmental inquiry and the Company’s independent monitor.
The Company is revising its 2010 net sales outlook to a range of $507 million to $512 million as compared to its previously-communicated range of $515 million to $530 million. This revised target represents growth of 4% to 5%. The Company is also revising its as-adjusted earnings per share outlook to a target range for the full year 2010 of $0.86 to $0.89 per diluted share, reflecting growth of 1% to 5%. This revised earnings per share outlook reflects the effect of the aforementioned sales target revision as well as the one cent dilution impact from our acquisition of the EZ Frame external fixator for the foot, announced today.
As noted above, the Company’s earnings target excludes the impact of non-cash stock based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which are not within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.20 to $0.21 per diluted share for the full year 2010. With regard to restructuring charges, the Company expects total pre-tax charges related to the closing of the Toulon facilities to be in a range of approximately $28 million to $30 million, of which $27.5 million have been incurred to date. We concluded our restructuring efforts in Creteil, France, in the second quarter of 2010, incurring a cumulative total of $2.8 million of expenses.
The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges, and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-804-6923 (domestic) or 857-350-1669 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Info” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until November 4, 2010. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 31985704. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Info — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Info — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, effective tax rate, as adjusted, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Risk Factors” and our subsequently filed Exchange Act reports), and the following: the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 and the Corporate Integrity Agreement through September 2015; demand for and market acceptance of our new and existing products; recently enacted healthcare reform legislation and its future implementation, possible additional legislation, regulation and other governmental pressures in the United States or globally, which may affect pricing, reimbursement, taxation and rebate policies of government agencies and private payers or other elements of our business; tax reform measures, tax authority examinations and associated tax risks and potential obligations; our ability to identify business development and growth opportunities for existing or future products; product quality or patient safety issues, leading to product recalls, withdrawals, launch delays, sanctions, seizures, litigation, or declining sales; individual, group or class action alleging products liability claims, including an increase in the number of claims during any period; future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; our ability to enforce our patent rights or patents of third parties preventing or restricting the manufacture, sale or use of affected products or technology; the impact of geographic and product mix on our sales; retention of our sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; our ability to realize the anticipated benefits of restructuring initiatives; and any impact of the commercial and credit environment on us and our customers and suppliers. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of devices and biologic products for the extremity, hip and knee repair and reconstruction. The Company is a leading provider of surgical solutions for the foot and ankle market. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net sales	$121,708	$117,742	$380,686	$357,580
Cost of sales	37,989	35,880	118,064	110,646

Gross profit	83,719	81,862	262,622	246,934

Operating expenses:
Selling, general and administrative	64,877	63,703	209,089	196,133
Research and development	8,779	8,537	28,398	26,460
Amortization of intangible assets	708	1,274	1,991	3,899
Restructuring charges	134	131	1,139	991

Total operating expenses	74,498	73,645	240,617	227,483

Operating income	9,221	8,217	22,005	19,451
Interest expense, net	1,532	1,435	4,550	3,974
Other expense (income), net	313	108	270	(358)

Income before income taxes	7,376	6,674	17,185	15,835
Provision for income taxes	2,726	2,522	8,213	5,939

Net income	$4,650	$4,152	$8,972	$9,896

Net income per share, basic	$0.12	$0.11	$0.24	$0.27

Net income per share, diluted	$0.12	$0.11	$0.24	$0.26

Weighted-average number of common shares outstanding, basic	37,935	37,431	37,748	37,331

Weighted-average number of common shares outstanding, diluted	38,011	37,551	37,923	37,395

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2010	2009	change	2010	2009	change
Geographic
Domestic	$74,594	$73,780	1.1%	$228,803	$221,280	3.4%
International	47,114	43,962	7.2%	151,883	136,300	11.4%

Total net sales	$121,708	$117,742	3.4%	$380,686	$357,580	6.5%

Product Line
Hip products	$39,956	$40,055	(0.2%)	$130,418	$123,030	6.0%
Knee products	29,549	30,114	(1.9%)	93,742	90,727	3.3%
Extremity products	30,125	25,546	17.9%	89,738	77,116	16.4%
Biologics products	19,666	19,437	1.2%	59,296	58,672	1.1%
Other	2,412	2,590	(6.9%)	7,492	8,035	(6.8%)

Total net sales	$121,708	$117,742	3.4%	$380,686	$357,580	6.5%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2010 Sales Growth
	Domestic	Int'l	Int'l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(9%)	7%	7%	0%	0%
Knees	(5%)	3%	2%	(1%)	(2%)
Extremities	13%	52%	49%	18%	18%
Biologics	2%	(4%)	(4%)	1%	1%
Total	1%	8%	7%	4%	3%

	Sales as a % of Total Sales
	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
	Domestic	International	Total	Domestic	International	Total
Hips	14%	19%	33%	14%	20%	34%
Knees	13%	11%	24%	13%	11%	25%
Extremities	20%	5%	25%	19%	4%	24%
Biologics	14%	3%	16%	13%	3%	16%
Total	61%	39%	100%	60%	40%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
	International Net	Total	International Net	Total
	Sales	Net Sales	Sales	Net Sales
Net sales, as reported	$47,114	$121,708	$151,883	$380,686
Currency impact as compared to prior period	518	518	(1,840)	(1,840)

Net sales, excluding the impact of foreign currency	$47,632	$122,226	$150,043	$378,846

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Operating Income
Operating income, as reported	$9,221	$8,217	$22,005	$19,451
Reconciling items impacting Gross Profit:
Inventory step-up amortization	—	10	—	70
Non-cash, stock-based compensation	314	335	980	938

Total	314	345	980	1,008
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,261	2,517	7,700	7,822
U.S. governmental inquiries	942	1,585	9,619	7,659

Total	3,203	4,102	17,319	15,481
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	492	480	1,500	1,440
Other Reconciling Items:
Restructuring charges	134	131	1,139	991

Operating income, as adjusted	$13,364	$13,275	$42,943	$38,371

Operating income, as adjusted, as a percentage of net sales	11.0%	11.3%	11.3%	10.7%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net Income
Income before taxes, as reported	$7,376	$6,674	$17,185	$15,835
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,067	3,332	10,180	10,200
Restructuring charges	134	131	1,139	991
Inventory step-up amortization	—	10	—	70
U.S. governmental inquiries	942	1,585	9,619	7,659

Income before taxes, as adjusted	11,519	11,732	38,123	34,755

Provision for income taxes, as reported	2,726	2,522	8,213	5,939
Non-cash, stock-based compensation	1,116	968	3,266	3,005
Restructuring charges	52	52	443	387
Inventory step-up amortization	—	4	—	27
U.S. governmental inquiries	369	624	2,185	2,997

Provision for income taxes, as adjusted	4,263	4,170	14,107	12,355

Effective tax rate, as adjusted	37.0%	35.5%	37.0%	35.5%

Net income, as adjusted	$7,256	$7,562	$24,016	$22,400

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	September 30, 2010		September 30, 2009
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$4,650	$7,256	$4,152	$7,562
Interest expense on convertible notes	N/A	935	N/A	935

Diluted net income	$4,650	$8,191	$4,152	$8,497

Basic shares	37,935	37,935	37,431	37,431
Dilutive effect of stock options and restricted shares	76	76	120	120
Dilutive effect of convertible notes	N/A	6,126	N/A	6,126

Diluted shares	38,011	44,137	37,551	43,677

Net income per share, diluted	$0.12	$0.19	$0.11	$0.19

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$8,972	$24,016	$9,896	$22,400
Interest expense on convertible notes	N/A	2,805	N/A	2,805

Diluted net income	$8,972	$26,821	$9,896	$25,205

Basic shares	37,748	37,748	37,331	37,331
Dilutive effect of stock options and restricted shares	175	175	64	64
Dilutive effect of convertible notes	N/A	6,126	N/A	6,126

Diluted shares	37,923	44,049	37,395	43,521

Net income per share, diluted	$0.24	$0.61	$0.26	$0.58

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.12	$0.11	$0.24	$0.26
Interest expense on convertible notes	0.02	0.02	0.06	0.06
Dilutive effect of convertible notes	(0.02)	(0.02)	(0.03)	(0.04)
Non-cash, stock-based compensation	0.05	0.05	0.16	0.17
Restructuring charges	0.00	0.00	0.02	0.01
Inventory step-up amortization	—	0.00	—	0.00
U.S. governmental inquiries	0.01	0.02	0.17	0.11

Net income, as adjusted, per diluted share	$0.19	$0.19	$0.61	$0.58

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$123,170	$84,409
Marketable securities	33,512	86,819
Accounts receivable, net	98,415	101,720
Inventories	167,058	163,535
Prepaid expenses and other current assets	51,136	54,121

Total current assets	473,291	490,604

Property, plant and equipment, net	151,860	139,708
Goodwill and intangible assets, net	70,451	71,587
Marketable securities	34,124	—
Other assets	13,961	12,385

Total assets	$743,687	$714,284

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,872	$13,978
Accrued expenses and other current liabilities	61,841	54,643
Current portion of long-term obligations	305	336

Total current liabilities	79,018	68,957

Long-term obligations	200,301	200,326
Other liabilities	4,935	4,593

Total liabilities	284,254	273,876

Stockholders’ equity	459,433	440,408

Total liabilities and stockholders’ equity	$743,687	$714,284